Exhibit 10.102

TIAA BANK

100 Summer Street, Suite 3232

Boston, MA 02110

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Glenn Minkoff

Re: Second Amendment to the Loan and Security Agreement (“Second Amendment”).

This Second Amendment is made this 25th day of September (the “Amendment Effective Date”), to that certain Loan and Security Agreement, dated as of September 27, 2019 (as amended, restated, supplemented or otherwise modified from time to time) (the “Agreement”, by and between Caliber Home Loans, Inc. (“Borrower”), and TIAA, FSB (“Bank”).

WHEREAS, Borrower and Bank desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between Borrower and Bank as follows:

SECTION 1. Amendment of the Agreement. The Agreement is hereby amended as follows:

(a) Section 1(rrr) of the Agreement is hereby amended and restated as follows:

“(rrr) “Maturity Date” means the earlier of (a) December 23, 2020, or (b) such earlier date on which this Agreement shall terminate or be terminated by Bank or Borrower in accordance with the provisions hereof or by operation of law or the date on which the Loan shall be accelerated and declared due and payable in accordance with the provisions hereof.”

(b) Section 1(hhhhh) of the Agreement is hereby amended and restated as follows:

“(hhhhh) “Termination Date” means the earlier of (a) December 23, 2020, or (b) the Maturity Date.”

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Fees. There are no fees due and owing in connection with this Second Amendment.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Second Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7. Representations. In order to induce Bank to execute and deliver this Second Amendment, Borrower hereby represents to Bank that as of the date hereof, except as otherwise expressly waived by Bank in writing, Borrower is in full compliance with all of the terms and conditions of the Agreement including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 8. Counterparts. This Second Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

IN WITNESS WHEREOF, Borrower and Bank have caused their names to be signed hereto by their respective officers thereunto duly authorized, as of the date first above written.

TIAA, FSB, formerly known as EVERBANK, as Bank

By:	/s/ Paul Chmielinski
Name: Paul Chmielinski
Title: Senior Vice President

CALIBER HOME LOANS, INC., as Borrower

By:	/s/ Vasif Imtiazi
Name:	Vasif Imtiazi
Title:	CFO

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